 As filed  with the  Securities  and  Exchange  Commission  on  March  28,  2002
                                                      Registration No. 333-47512
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                               KOMAG, INCORPORATED

                  (DEBTOR-IN-POSSESSION AS OF AUGUST 24, 2001)
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   94-2914864
       (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification Number)

               1710 AUTOMATION PARKWAY, SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)
                                   ----------
                                EDWARD T. SIEGLER
                             CHIEF FINANCIAL OFFICER
                               KOMAG, INCORPORATED
                             1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   COPIES TO:
                             KATHLEEN B. BLOCH, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                                   ----------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     On October 6, 2000, Komag, Incorporated (the "Company") filed a Registration Statement on Form S-3 (File No. 333-47512), covering 4,255,656 shares of our Common Stock to be sold by certain stockholders of the Company. On October 18, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

     The Registration Statement was filed in order to register shares of the Company's Common Stock issuable to Olympus Securities Ltd. and Nelson Partners Ltd. (together, the "Selling Stockholders") upon conversion of convertible notes acquired pursuant to a Securities Purchase Agreement dated June 1, 2000. The Selling Stockholders have not resold any of the 4,255,656 shares registered under the Registration Statement.

     Pursuant to the Company's undertaking under Item 512(a)(3) of Regulation S-K in connection with the Registration Statement, the Company agreed to remove from registration, by means of a post-effective amendment, any of the shares registered which remained unsold at the termination of the offering. The Company wishes to remove any unsold shares from registration at this time because the Company and the Selling Stockholders, comprising all the parties to the Registration Rights Agreement dated June 1, 2000 to which the Registration Statement relates, have agreed to such de-registration.

     Accordingly, the Company hereby de-registers all of the 4,255,656 shares of its Common Stock registered pursuant to the Registration Statement and remaining unsold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (333-47512) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 27th day of March, 2002.

                                        KOMAG, INCORPORATED


                                        By: /s/ Thian Hoo Tan
                                            ------------------------------------
                                            Thian Hoo Tan
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                                  Title                                Date
        ---------                                  -----                                ----

/s/ Thian Hoo Tan                       Chief Executive Officer,                     March 27, 2002
-----------------------------           and Director (Principal Executive Officer)
    (Thian Hoo Tan)


/s/ Edward H. Siegler                   Vice President, Chief Financial Officer      March 27, 2002
-----------------------------           (Principal Financial Officer)
    (Edward H. Siegler)


/s/ Kathleen A. Bayless                 Vice President, Corporate Controller         March 27, 2002
----------------------------            (Principal Accounting Officer)
    (Kathleen A. Bayless)


/s/ Donald P. Beadle                    Director                                     March 25, 2002
-----------------------------
    (Donald P. Beadle)


/s/ Chris A. Eyre                       Director                                     March 27, 2002
-----------------------------
    (Chris A. Eyre)


/s/ George A. Neil                      Director                                     March 27, 2002
-----------------------------
    (George A. Neil)


/s/ Ronald L. Schauer                   Director                                     March 27, 2002
-----------------------------
    (Ronald L. Schauer)


/s/ Anthony Sun                         Director                                     March 27, 2002
-----------------------------
    (Anthony Sun)